EXHIBIT 99.1
                                                             ------------

                            LETTER OF TRANSMITTAL

           TO ACCOMPANY REDEEMABLE COMMON STOCK PURCHASE WARRANTS
        ("WARRANTS") AND CASH TENDERED TO AMERICAN COUNTRY HOLDINGS,
           INC. PURSUANT TO THE OFFERING CIRCULAR-PROSPECTUS DATED
                              ___________, 1998

      THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON _______________,
           1998 AT 5:00 P.M., NEW YORK CITY TIME, UNLESS EXTENDED

   ---------------------------------------------------------------------

   TO:  AMERICAN STOCK TRANSFER & TRUST COMPANY, EXCHANGE AGENT

      By Hand or Mail:                         Facsimile Transmission:      By Overnight Courier:

      American Stock Transfer & Trust Company  (718) 234-5001               American Stock Transfer & Trust
      Reorganization Department                (for Eligible Institutions   Company
      40 Wall Street                           Only)                        Reorganization Department
      46th Floor                               Confirm by Telephone:        6201 15th Avenue
      New York, New York 10005                 (718) 921-8222               3rd Floor
                                                                            Brooklyn, New York 11219

                                                                                           Number of Old       Number
                                                                            Old Warrant       Warrants         of Old
                Name(s) and Address(es) of Registered Holder(s)             Certificate    Represented by     Warrants
        (Please fill in exactly as name(s) appear(s) on Certificate(s))       Number*       Certificate      Tendered**






                                                                           Total Old Warrants Tendered:     ____________

    * Need not be completed by Old Warrantholders tendering by book-entry transfer.

   ** The number of Old Warrants evidenced by certificates delivered to the Exchange Agent and accompanied by the aggregate Old Warrant Exercise Price are deemed tendered. See Instruction 3.

   ----------------------------------------------------------------------

             Each Old Warrant tendered must be accompanied by Four
   Dollars and no/cents ($4.00) (the "Old Warrant Exercise Price") in the form of certified or official bank check made payable to American


   Country Holdings Inc. or by wire transfer to the Exchange Agent for the benefit of the Company.

             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

             THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE LETTER OF TRANSMITTAL IS
   COMPLETED.


             This Letter of Transmittal is to be used if certificates for Old Warrants and the certified or official bank check or the wire transfer in payment of the aggregate Old Warrant Exercise Price are to be forwarded herewith or if delivery of Old Warrant certificates is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") (hereinafter referred to as the "Book-Entry Transfer Facility") pursuant to the procedures set forth in the section of the accompanying Offering Circular-Prospectus of the Company dated _______________, 1998 (the "Offering Circular-Prospectus") titled "The Offer--Procedure for Tendering Old Warrants." All capitalized terms herein shall have the same meanings ascribed to them in the Offering Circular-Prospectus.

             Old Warrantholders who are unable to deliver their certificates for Old Warrants, the certified or official bank check or the wire transfer in payment of the aggregate Old Warrant Exercise Price and all other documents required hereby to the Exchange Agent by the Expiration Date (or who cannot comply with the book-entry transfer procedures on a timely basis), may tender their Old Warrants pursuant to the guaranteed delivery procedure set forth in the section of the Offering Circular-Prospectus titled "The Offer--Guaranteed Delivery Procedure." See Instruction 1. Delivery of documents to the Company or to the Book-Entry Transfer Facility does not constitute a valid delivery.

             (BOXES BELOW FOR USE BY ELIGIBLE INSTITUTIONS ONLY)
       __      CHECK HERE IF TENDERED OLD WARRANTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE
               AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

               Name of Tendering Institution ___________________________________________________________________
               Account No. _____________________________________________________________________________________
               Transaction Code No. ____________________________________________________________________________



       __      CHECK HERE IF TENDERED OLD WARRANTS ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED
               DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

               Name(s) of Tendering Old Warrantholder(s) _______________________________________________________
               Date of Execution of Notice of Guaranteed Delivery_______________________________________________
               Name of Institution that Guaranteed Delivery ____________________________________________________
               If delivery is by book-entry transfer:___________________________________________________________
               Name of Tendering Institution ___________________________________________________________________
               Account No._____________________________________________________________________________________
               Transaction Code No._____________________________________________________________________________

                              NOTE: SIGNATURES MUST BE PROVIDED BELOW.
                        PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.


   Ladies and Gentlemen:

             The undersigned hereby tenders to American Country Holdings Inc., a Delaware corporation (the "Company"), the above-described Redeemable Common Stock Purchase Warrants (the "Old Warrants") to purchase shares of Common Stock of the Company, together with a certified or official bank check made payable to American Country Holdings Inc. or by wire transfer to the account of the Exchange Agent specified in Instruction 6 hereof, in the amount of Four Dollars and no/cents ($4.00) (the "Old Warrant Exercise Price") for every Old Warrant tendered. Such amounts must be tendered in accordance with the terms and conditions of the Offer as set forth in the accompanying Offering Circular-Prospectus of the Company dated ___________, 1998 ("Offering Circular-Prospectus") and this Letter of Transmittal, receipt of which is hereby acknowledged. The undersigned acknowledges that in the event that Old Warrantholders tender more than 1,440,000 Old Warrants in the aggregate pursuant to the Offer, the undersigned agrees that the Company may (i) accept Old Warrants on a pro rata basis, disregarding fractions, according to the number of Old Warrants properly tendered by each Old Warrantholder and (ii) return to the undersigned all or any part of the Old Warrants not accepted by the Company. The Old Warrants (cusip #02527811) are referred to in the accompanying Offering Circular-Prospectus as the Old Warrants solely for clarity and to avoid confusion with the Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") being delivered pursuant to the Offer.

             The undersigned understands that no certificate or scrip representing fractional shares of Common Stock will be issued in connection with the Offer, and fractional share interests, if any, that result from the exchange of Old Warrants and cash for Common Stock and Class A Warrants will not entitle the undersigned to vote or to any rights of a stockholder of the Company. In lieu of any fractional shares of Common Stock, the Exchange Agent will pay, subject to deduction and withholding requirements, to each exchanging warrantholder who otherwise would be entitled to receive a fractional share of Common Stock an amount of cash determined by multiplying (i) the last reported sale price of the Common Stock on the Nasdaq Small Cap Market on the expiration date of the Offer, or, if no such sale is made on such date, the average of the closing bid and asked prices for such day on the Nasdaq Small Cap Market, and (ii) the fraction of a share of Common Stock to which such holder would otherwise be entitled. In no event shall interest be paid or accrued on any such cash payments. The cash amount to be paid to the undersigned for such fractional shares, if any, shall be rounded up to the nearest cent.

             The undersigned also understands that no certificate or scrip representing fractional Class A Warrants will be issued in connection with the Offer. Fractional Class A Warrants that otherwise would be issued in exchange for Old Warrants and cash pursuant to the Offer will be rounded up to the nearest whole Class A Warrant.

             Subject to, and effective upon, acceptance of the Old
   Warrants tendered herewith in accordance with the terms and conditions


   of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Old Warrants being tendered hereby and constitutes and appoints the Exchange Agent its true and lawful attorney-in-fact with respect to such Old Warrants with full power of substitution to (i) deliver certificates for such Old Warrants or transfer the ownership of such Old Warrants on the account books maintained by Book-Entry Transfer Facility and the required payment of the aggregate Old Warrant Exercise Price together with all accompanying evidences of authority, to or upon the order of the Company and (ii) tender such Old Warrants for registration and transfer on the books of the Company.

             The undersigned represents and warrants that he, she or it has full authority to sell and to transfer the tendered Old Warrants and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, claims, restrictions, charges and encumbrances, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute any additional documents necessary to complete the sale and transfer of the tendered Old Warrants. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by and shall survive the death or incapacity of the undersigned. Except as stated in the section of the Offering Circular-Prospectus titled "The Offer--Withdrawal Rights," this tender is irrevocable.


             The undersigned understands that the tender of Old Warrants pursuant to any one of the procedures described in the section of the Offering Circular-Prospectus titled "The Offer--Procedure for Exercising Old Warrants" will constitute the undersigned's acceptance of the terms and conditions of the Offer. The Company's acceptance of Old Warrants tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.


                        SPECIAL ISSUANCE INSTRUCTIONS

                          SEE INSTRUCTIONS 4 AND 5

        To be completed ONLY if the certificates for Common Stock and Class A Warrants and/or the certificates for Old Warrants not tendered or not accepted for exercise are to be issued in the name of someone other than the undersigned.

   Issue certificates to:

   Name__________________________________________________________________
                            (Please Print)

   Address_______________________________________________________________
                            (Include Zip Code)

   ______________________________________________________________________
             (Taxpayer Identification or Social Security No.)

   [   ]     Credit Old Warrants not tendered or not accepted by book-
             entry transfer to the Book-entry Transfer Facility account set forth below:

   ______________________________________________________________________
   Book Entry Transfer Facility Account Number, if applicable


                        SPECIAL DELIVERY INSTRUCTIONS
                         (SEE INSTRUCTIONS 4 AND 5)

        To be completed ONLY if the certificates for Common Stock and Class A Warrants and/or the certificates for Old Warrants tendered or not accepted for exercise are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).

   Mail certificates to:

   Name__________________________________________________________________
                  (Please Print)

   Address_______________________________________________________________

   ______________________________________________________________________
                  (Include Zip Code)

                               SIGN HERE

    X______________________________________________________________

    X______________________________________________________________

         Signature(s) of Old Warrantholder(s)

    (Must be signed by registered holder(s) as name(s) appear(s) on Old Warrant certificate(s) or by person authorized to become registered holder(s) by certificates and documents transmitted. If signing is by executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, please set forth full title. (See Instruction 1.)

    Dated_________________________________________________________

    Name(s)________________________________________________________

    _______________________________________________________________
                            (Please print)

    Capacity (full title)__________________________________________
    Address________________________________________________________
    Area Code and Telephone No.____________________________________
    Tax I.D. No. or Soc. Sec. No.__________________________________



                 GUARANTEE OF SIGNATURE(S), IF REQUIRED
                       (SEE INSTRUCTIONS 1 AND 4)

    Name of Firm
    _______________________________________________________________

    Authorized Signature __________________________________________

    Dated _________________________________________________________


                                INSTRUCTIONS

            FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

             1. GUARANTEE OF SIGNATURES. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm or other entity that is a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the Old Warrants (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Old Warrants) tendered herewith and such holder(s) have not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal or (b) if such Old Warrants are tendered for the account of an Eligible Institution. See Instruction 4.

             2. DELIVERY OF LETTER OF TRANSMITTAL, AGGREGATE OLD WARRANT EXERCISE PRICE AND OLD WARRANT CERTIFICATES; GUARANTEED DELIVERY PROCEDURES. This Letter of Transmittal is to be used either if certificates for Old Warrants and the certified or official bank check or the wire transfer in payment of the aggregate Old Warrant Exercise Price are to be forwarded herewith or if delivery of Old Warrant certificates is to be made by book-entry transfer pursuant to the procedures set forth in the section of the Offering Circular-Prospectus titled "The Offer--Procedure for Tendering Old Warrants." Certificates for all physically delivered Old Warrants, or a confirmation of a book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility of all Old Warrants delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and the certified or official bank check or the wire transfer and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the front page of this Letter of Transmittal on or prior to the Expiration Date.

             Old Warrantholders who cannot deliver their certificates and the certified or official bank check or the wire transfer and all other required documents to the Exchange Agent on or prior to the Expiration Date (or who cannot comply with the book-entry transfer procedures on a timely basis) may tender their Old Warrants pursuant to the guaranteed delivery procedure set forth in the section of the Offering Circular-Prospectus titled "The Offer--Guaranteed Delivery Procedure." Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) on or prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (with any required signature guarantees) must be received by the Exchange Agent and (c) the certificates for all physically delivered
   Old Warrants, or a confirmation of a book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility of all


   Old Warrants delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and the certified or official bank check or the wire transfer and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the Expiration Date, all as provided in the section of the Offering Circular-Prospectus titled "The Offer--Guaranteed Delivery Procedure."

             THE METHOD OF DELIVERY OF OLD WARRANTS, THE AGGREGATE OLD WARRANT EXERCISE PRICE AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING OLD WARRANTHOLDER. IF DELIVERY IS SENT BY MAIL, IT IS RECOMMENDED THAT THE OLD WARRANTHOLDER USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

             By executing this Letter of Transmittal (or facsimile thereof), the tendering Old Warrantholder waives any right to receive any notice of the acceptance for exercise of the Old Warrants.

             3. PARTIAL TENDERS (NOT APPLICABLE TO OLD WARRANTHOLDERS WHO TENDER BY BOOK-ENTRY TRANSFER). If fewer than all the Old Warrants evidenced by any certificates submitted are to be tendered, write in the number of whole Old Warrants which are to be tendered in the box which is entitled "Old Warrants Tendered." In such case, a new certificate for the remainder of the Old Warrants which were evidenced by your old certificate(s) will be sent to you unless otherwise provided in the "Special Issuance Instructions" or "Special Delivery Instructions" boxes on this Letter of Transmittal as soon as practicable after the Expiration Date. The number of Old Warrants represented by the certificates for Old Warrants listed and accompanied by the aggregate Old Warrant Exercise Price are deemed to have been tendered.

             4. SIGNATURES ON LETTER OF TRANSMITTAL; ASSIGNMENTS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the Old Warrants tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

             If any of the Old Warrants tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

             If any of the Old Warrants tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

             If this Letter of Transmittal is signed by the registered holder(s) of the Old Warrants tendered hereby, no endorsements or


   instruments of transfer are required unless Old Warrants not tendered or not accepted for exercise are to be registered in the name of any person other than the registered holder(s). Signatures on any such certificates or instruments of transfer must be guaranteed by an Eligible Institution. See Instruction 1.

             If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Old Warrants tendered hereby, certificates must be endorsed on the reverse side thereof or accompanied by appropriate evidence of assignment, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Old Warrants. Signature(s) on any such certificates or assignments must be guaranteed by an Eligible Institution. See Instruction 1.

             If this Letter of Transmittal or any certificate or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

             5. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If any certificates for shares of Common Stock and Class A Warrants or for Old Warrants not tendered or not accepted for exercise are to be returned to a person other than the person(s) signing this Letter of Transmittal or if the certificates for shares of Common Stock and Class A Warrants or for Old Warrants not tendered or not accepted are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to an address other than that shown above in the box captioned "Description of Old Warrants Tendered," then the boxes captioned "Special Issuance Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal should be completed. Warrantholders tendering Old Warrants by book-entry transfer will have any Old Warrants not accepted for exercise returned by crediting the account maintained by such Old Warrantholder at the Book-Entry Transfer Facility.

             6. PAYMENTS OF THE AGGREGATE OLD WARRANT EXERCISE PRICE. The applicable payments representing the aggregate Old Warrant Exercise Price to accompany the Old Warrants tendered must be made by certified or official bank check, payable in United States dollars to the order of American Country Holdings Inc., or by wire transfer to the Exchange Agent for the benefit of the Company. Wire transfers must be made to the following account according to the following instructions:


                         Chase Manhattan Bank, N.A.
                               ABA# 021000021

                Attn: American Stock Transfer & Trust Company
                      Acct: 610093045

                   American Country Holdings Old Warrants
                            Attn: Henry Reinhold
                             Tel: (718) 921-8238


             7. NO CONDITIONAL TENDERS. No alternative, conditional, irregular or contingent tenders will be accepted.

             8. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate numbers and number of Old Warrants should be listed on a separate signed schedule to be affixed hereto.

             9. WAIVER OF CONDITIONS. The Company reserves the absolute right to waive any of the specified conditions in the Offer in the case of any Old Warrants tendered.

             10. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Offering Circular-Prospectus and the Letter of Transmittal may be directed to the Company as set forth below:

                       American Country Holdings Inc.
                            222 N. LaSalle Street
                           Chicago, Illinois 60601

             Attention: James P. Byrne, Chief Financial Officer
                               (312) 456-2000